FOR IMMEDIATE RELEASE

CONTACT:          DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
1845 WALNUT STREET
10TH FLOOR
PHILADELPHIA, PA 19103
215/546-5005, 215/546-5388 (fax)

RESOURCE CAPITAL CORP.
REPORTS RESULTS FOR THIRD QUARTER 2006

New York, N.Y., November 6, 2006 - Resource Capital Corp. (NYSE: RSO) (the "Company" or “RCC”), a real estate investment trust focused on originating and investing in commercial real estate secured loans, whole loans, B-notes, mezzanine loans, mortgage-related securities and other real estate related assets and, to a lesser extent, higher-yielding commercial finance assets and asset-backed securities, reported estimated REIT taxable income of $9.2 million or $0.52 per diluted share for the quarter ended September 30, 2006, as compared to $4.6 million or $0.30 per diluted share for the quarter ended September 30, 2005 an increase of $4.6 million (101%) and $0.22 (73%) per diluted share, respectively. A reconciliation of estimated REIT taxable income to the Company’s GAAP net income accompanies this release. As previously reported, on September 28, 2006 the Company sold the remainder of its agency residential mortgage backed securities (“RMBS”) portfolio and terminated the related interest rate swap contract in order to redeploy its invested capital into higher earning asset classes. Consequently, included in the Company’s operating results for the quarter ended and nine months ended September 30, 2006 is a net loss of $8.3 million and $8.8 million, respectively, incurred as a result of this sale.

Including this transaction, the Company reported a net loss of $2.4 million or ($0.14) per diluted share for the quarter ended September 30, 2006 as compared to net income of $3.8 million or $0.24 per diluted share for the quarter ended September 30, 2005 a decrease of $6.2 million (164%) and $0.38 (158%) per diluted share, respectively.  Net income for the nine months ended September 30, 2006 was $8.8 million, or $0.51 per diluted share, as compared to net income for the period ended September 30, 2005 of $6.0 million, or $0.39 per diluted share, an increase of $2.8 million (47%) and $0.12 (31%) per diluted share, respectively.

Pro-forma net income from on-going operations excludes the net realized loss from the agency RMBS sale. Pro-forma net income from on-going operations was $5.9 million for the quarter ended September 30, 2006 as compared to $3.8 million for the quarter ended September 30, 2005, an increase of $2.1 million. Pro-forma net income was $17.6 million for the nine month period ended September 30, 2006 as compared to $6.0 million for the period ended September 30, 2005 an increase of $11.6 million. The following table reconciles net income to pro-forma income from on-going operations for all periods:
	Three Months Ended September 30,		Nine Months Ended September 30,	Period Ended September 30,
	2006	2005	2006	2005
	(unaudited, in thousands, except per share data)
Net (loss) income	$(2,401)	$3,776	$8,814	$6,008
Plus:
Net realized loss from sale of Agency RMBS portfolio	8,301	−	8,768	−

Pro-forma income from on-going operations	$5,900	$3,776	$17,582	$6,008
Pro-forma income from on-going operations per share diluted (1)	$0.33	$0.24	$1.01	$0.39

(1)
For the three months ended September 30, 2006, the weighted average number of shares used in calculating the net loss per share-diluted is the same as the basic weighted average number of shares as a result of a net loss available to common shareholders for the period. Diluted shares used in the pro-forma per share-diluted computation are 17,720,590.

    Pro-forma income from on-going operations is not a measure of financial performance under GAAP and accordingly, should not be considered as a substitute for net (loss) income.

Highlights for the third quarter and recent developments include:

•
The Company paid a quarterly dividend of $0.37 per common share for the third quarter of 2006, an increase of $0.01 per common share or 3% from the dividend paid for the second quarter of 2006. This distribution was paid on October 13, 2006 to all shareholders of record as of September 29, 2006.

•	The Company’s net interest income increased by $2.3 million or (38%) to $8.3 million for the quarter ended September 30, 2006 as compared to $6.0 million for the same period in 2005.

Commercial Real Estate

•
The Company continued to increase its investment in commercial real estate loans. The portfolio of loans (net of repayments) grew by $147.1 million to $439.7 million at September 30, 2006 from $292.6 million at June 30, 2006. As of November 3, 2006, the Company had closed an additional $53.4 million of loans and is currently in the closing process for seven additional commercial real estate investment opportunities in excess of $147.0 million. In addition, RCC received a repayment in July 2006 on one loan of $27.5 million.

•	On July 3, 2006, the Company added a direct loan origination team based in Los Angeles, led by Kyle Geoghegan and Darryl Myrose.

•
On August 10, 2006, the Company closed Resource Real Estate Funding CDO 2006-1, Ltd. (“RREF CDO-1”) a collateralized debt obligation (“CDO”), that will provide long-term financing for a $345.0 million portfolio of commercial real estate loans. The Company retained approximately $79.4 million of equity in this financing. The notes issued by RREF CDO-1 bear interest at a weighted-average interest rate of LIBOR plus 0.82%. At September 30, 2006, the weighted average rate on all notes was 6.13%.

•
On August 11, 2006, the Company closed on a new $300.0 million repurchase agreement facility with Column Financial, Inc., a subsidiary of Credit Suisse Securities (USA) LLC, to finance the purchase of commercial real estate loans. At September 30, 2006, the Company had borrowed $43.0 million under the facility with a weighted average interest rate of LIBOR plus 1.17% (6.50% at September 30, 2006).

Commercial Finance

•
RCC continued to increase the size of its bank loan portfolio and ended the quarter with a total of $614.9 million of these loans, at cost, with a weighted-average spread of LIBOR plus 2.36% and a fair value of $613.9 million. The Company’s loan portfolio is match-funded through two CDO’s with a weighted-average cost of LIBOR plus 0.45%.

•
RCC’s commercial finance subsidiary acquired an additional $68.6 million in direct financing leases and notes, net of sales and principal paydowns, since December 31, 2005, including $13.9 million since June 30, 2006.

Corporate Matters

•
The Company issued a $25.8 unsecured junior subordinated debenture that bears interest at LIBOR plus 3.95% related to a trust preferred security (“Trups”) on September 29, 2006. RCC received net proceeds of $24.2 million from the issuance.

Balance Sheet Summary

At September 30, 2006, excluding the Company’s Agency RMBS portfolio, RCC’s investment portfolio totaled $1.6 billion and included the following: $467.0 million of commercial real estate-related investments, $368.5 million of asset backed securities, $614.9 million of bank loans, $91.9 million of direct financing leases and notes and $42.6 million of temporary cash investments. At September 30, 2006, RCC’s investment portfolio (excluding the financing related to the Company’s agency RMBS portfolio) was financed with $1.4 billion of total indebtedness and included the following: $1.2 billion of senior notes issued by CDOs secured primarily by commercial real estate related investments, mortgage-backed securities, syndicated bank loans and other asset-backed securities; $87.1 million outstanding under a term facility secured by equipment leases and notes and $51.5 million of unsecured junior subordinated debentures. The Agency RMBS repurchase agreement debt of $716.5 million was paid down on October 2, 2006 upon settlement of the trade and receipt of proceeds from the broker.

Book Value

The Company’s book value per common share at September 30, 2006 was $12.91 as compared to $12.46 at December 31, 2005, a 3.6% increase. Total stockholders’ equity was $230.0 million at September 30, 2006 and $195.3 million at December 31, 2005. Total common shares outstanding were 17,821,434 and 15,682,334 at September 30, 2006 and December 31, 2005, respectively.

Investment Portfolio

The table below summarizes the amortized cost and estimated fair value of RCC’s investment portfolio as of September 30, 2006, classified by interest rate type. The table below includes both (i) the amortized cost of RCC’s investment portfolio and the related dollar price, which is computed by dividing amortized cost by par amount, and (ii) the estimated fair value of RCC’s investment portfolio and the related dollar price, which is computed by dividing the estimated fair value by par amount (in thousands, except percentages):

	September 30, 2006
	Amortized cost	Dollar price	Estimated fair value	Dollar price	Estimated fair value less amortized cost	Dollar price
Floating rate
Non-agency RMBS	$340,988	99.19%	$341,225	99.26%	$236	0.07%
CMBS	415	100.00%	420	101.20%	5	1.20%
Other ABS	18,317	98.95%	18,419	99.50%	103	0.55%
Whole loans	75,821	99.19%	75,821	99.19%	−	0.00%
A notes	42,517	100.04%	42,517	100.04%	−	0.00%
B notes	120,251	99.98%	120,251	99.98%	−	0.00%
Mezzanine loans	78,631	99.97%	78,631	99.97%	−	0.00%
Syndicated bank loans	614,699	100.16%	613,636	99.98%	(1,063)	-0.18%
Total floating rate	$1,291,639	99.80%	$1,290,920	99.74%	$(719)	-0.06%
Fixed rate
Non-agency RMBS	$6,000	100.00%	$5,853	97.55%	$(147)	-2.45%
CMBS	27,539	98.73%	26,968	96.68%	(571)	-2.05%
Other ABS	3,135	99.97%	2,999	95.63%	(136)	-4.34%
B notes	41,920	99.81%	41,920	99.81%	−	0.00%
Mezzanine loans	80,515	93.52%	80,515	93.52%	−	0.00%
Syndicated bank loans	248	99.60%	248	99.60%	−	0.00%
Equipment leases and notes	91,909	100.00%	91,909	100.00%	−	0.00%
Total fixed rate	$251,266	97.66%	$250,412	97.33%	$(854)	-0.33%
Grand total	$1,542,905	99.44%	$1,541,332	99.34%	$(1,573)	-0.10%

About Resource Capital Corp.

Resource Capital Corp. is a specialty finance company that began operations in March 2005 and has elected and intends to continue to qualify as a real estate investment trust for federal income tax purposes. RCC’s investment strategy focuses on real estate-related assets, and, to a lesser extent, higher-yielding commercial finance assets with a concentration on the following asset classes: commercial real estate-related assets such as whole loans, B-notes, mezzanine loans and mortgage-related securities and commercial finance assets such as other asset-backed securities, syndicated bank loans, equipment leases and notes, trust preferred securities and private equity investments principally issued by financial institutions. RCC is externally managed by Resource Capital Manager, Inc., an indirect wholly owned subsidiary of Resource America, Inc. (Nasdaq: REXI), a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the financial fund management, real estate, and equipment finance sectors. As of June 30, 2006, Resource America, Inc. managed approximately $10.5 billion of assets in these sectors.

For more information, please visit our website at www.resourcecapitalcorp.com or contact investors relations at pschreiber@resourceamerica.com

Safe Harbor Statement

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties. The Company’s actual results, performance or achievements could differ materially from those expressed or implied in this release. For information pertaining to risks related to these forward-looking statements, see Item 1A, under the caption “Risk Factors” contained in Item 1 of the Company’s Annual Report on Form 10-K.

The remainder of this release contains the Company’s consolidated balance sheets, consolidated statements of operations and a reconciliation of the Company’s estimated REIT taxable income.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30, 2006	December 31, 2005
	(Unaudited)
ASSETS
Cash and cash equivalents	$13,505	$17,729
Restricted cash	29,054	23,592
Due from broker	753,195	525
Available-for-sale securities, pledged as collateral, at fair value	395,884	1,362,392
Available-for-sale securities, at fair value	−	28,285
Loans	1,054,602	569,873
Direct financing leases and notes, net of unearned income	91,909	23,317
Investments in unconsolidated trusts	1,548	−
Derivatives, at fair value	−	3,006
Interest receivable	11,369	9,337
Accounts receivable	503	183
Principal paydown receivables	14,668	5,805
Other assets	3,142	1,503
Total assets	$2,369,379	$2,045,547
LIABILITIES
Repurchase agreements, including accrued interest of $1,012 and $2,104	$770,167	$1,068,277
Collateralized debt obligations (“CDOs”) (net of debt issuance costs of $18,730 and $10,093)	1,206,751	687,407
Warehouse agreement	−	62,961
Secured term facility	87,080	−
Unsecured revolving credit facility	−	15,000
Distribution payable	6,594	5,646
Accrued interest expense	11,357	9,514
Unsecured junior subordinated debentures held by unconsolidated trusts that issued trust preferred securities	51,548	−
Management and incentive fee payable − related party	614	896
Derivatives, at fair value	3,094	−
Security deposits	868	−
Accounts payable and accrued liabilities	1,319	513
Total liabilities	2,139,392	1,850,214
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001: 100,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, par value $0.001: 500,000,000 shares authorized; 17,821,434 and 15,682,334 shares issued and outstanding (including 234,224 and 349,000 restricted shares)	18	16
Additional paid-in capital	247,934	220,161
Deferred equity compensation	(1,364)	(2,684)
Accumulated other comprehensive loss	(3,951)	(19,581)
Distributions in excess of earnings	(12,650)	(2,579)
Total stockholders’ equity	229,987	195,333
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,369,379	$2,045,547

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,	Period from March 8, 2005 (Date Operations Commenced) to September 30,
	2006	2005	2006	2005
REVENUES
Net interest income:
Interest income from securities available-for-sale	$16,248	$16,248	$48,673	$26,741
Interest income from loans	19,905	4,864	46,625	6,322
Interest income − other	2,995	484	8,179	1,627
Total interest income	39,148	21,596	103,477	34,690
Interest expense	30,855	15,595	78,576	23,736
Net interest income	8,293	6,001	24,901	10,954

OTHER REVENUE
Net realized (losses) gains on investments	(8,314)	192	(8,853)	178
Other income	384	−	391	−
Total other revenue	(7,930)	192	(8,462)	178

EXPENSES
Management fees − related party	917	822	3,147	1,839
Equity compensation − related party	798	836	1,620	1,873
Professional services	480	222	1,266	344
Insurance	126	122	372	273
General and administrative	443	415	1,220	795
Total expenses	2,764	2,417	7,625	5,124
NET (LOSS) INCOME	$(2,401)	$3,776	$8,814	$6,008

NET (LOSS) INCOME PER SHARE -BASIC	$(0.14)	$0.25	$0.51	$0.39

NET (LOSS) INCOME PER SHARE -DILUTED	$(0.14)	$0.24	$0.51	$0.39

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING − BASIC	17,585,171	15,333,334	17,261,091	15,333,334

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING − DILUTED	17,585,171	15,458,133	17,388,566	15,458,133

DIVIDENDS DECLARED PER SHARE	$0.37	$0.20	$1.06	$0.20

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME (LOSS) TO ESTIMATED REIT TAXABLE INCOME (Unaudited)

Estimated REIT Taxable Income

The Company calculates estimated REIT taxable income, which is a non-GAAP financial measure, according to the requirements of the Internal Revenue Code. The following table reconciles its net income to estimated REIT taxable income for the periods presented (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,	Period Ended September 30,
	2006	2005	2006	2005
Net (loss) income	$(2,401)	$3,776	$8,814	$6,008
Additions:
Share-based compensation to related parties	798	836	1,620	1,873
Incentive management fee expense to related party paid in shares	−	−	108	−
Capital losses from the sale of available-for-sale securities	10,875	−	12,286	−
Accrued and/or prepaid expenses	−	−	89	−
Net book to tax adjustment for the inclusion of the Company's taxable foreign REIT subsidiaries	(1)	20	764	20
Amortization of Deferred Debt Issuance Costs on CDO financings	(48)	(40)	(140)	(40)
Estimated REIT taxable income	$9,223	$4,592	$23,541	$7,861

The Company believes that a presentation of estimated REIT taxable income provides useful information to investors regarding its financial condition and results of operations as this measurement is used to determine the amount of dividends that RCC is required to declare to our stockholders in order to maintain its status as a REIT for federal income tax purposes. Since RCC, as a REIT, expects to make distributions based on taxable earnings, RCC expects that its distributions may at times be more or less than its reported earnings. Total taxable income is the aggregate amount of taxable income generated by RCC and by its domestic and foreign taxable REIT subsidiaries. Estimated REIT taxable income excludes the undistributed taxable income of RCC’s domestic taxable REIT subsidiary, if any such income exists, which is not included in REIT taxable income until distributed by RCC. There is no requirement that RCC’s domestic taxable REIT subsidiary distribute its earnings to the Company. Estimated REIT taxable income, however, includes the taxable income of RCC’s foreign taxable REIT subsidiaries because the Company will generally be required to recognize and report its taxable income on a current basis. RCC uses estimated REIT taxable income for this purpose. Because not all companies use identical calculations, this presentation of estimated REIT taxable income may not be comparable to other similarly-titled measures of other companies.